EXHIBIT 99.1
to
SCHEDULE 13D

JOINT ACQUISITION STATEMENT
PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Michael Bernard Hess
Signature: /s/ Michael Bernard Hess
Name/Title: Michael Bernard Hess
Date: July 23, 2026

SS3H VENTURES LLC
Signature: /s/ Michael Bernard Hess
Name/Title: Michael Bernard Hess, Co-Manager
Date: July 23, 2026

Signature: /s/ Kelly J. Engel
Name/Title: Kelly J. Engel, Co-Manager
Date: July 23, 2026

Kelly J. Engel
Signature: /s/ Kelly J. Engel
Name/Title: Kelly J. Engel
Date: July 23, 2026